UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 24, 2008
(Date of earliest event reported: December 12, 2008)

FRESH IDEAS MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132252	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ
Tianjin Province, The People’s Republic of China	300461
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 22-2576-2771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 12, 2008, the Board of Directors (the “Board”) of Fresh Ideas Media, Inc. (the “Company”) approved a Code of Business Conduct and Ethics (the “Code”). This Code applies to all directors, officers and employees.  The Code is attached hereto as Exhibit 99.1.

On December 12, 2008, the Board approved and authorized the establishment of three new committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Howard S. Barth (Chair, Financial Expert), Gao Yang and Kong Xiaoyan were appointed to the Audit Committee, Kong Xiaoyan (Chair), Qu Zhong and Gao Yang were appointed to the Compensation Committee, and Gao Yang (Chair), Kong Xiaoyan and Qu Zhong were appointed to the Corporate Governance and Nominating Committee.

On December 12, 2008, the Board approved a Charter for the Audit Committee of the Board (the “Audit Charter”). The Audit Charter is attached hereto as Exhibit 99.2.

On December 12, 2008, the Board approved a Charter for the Compensation Committee of the Board (the “Compensation Charter”). The Compensation Charter is attached hereto as Exhibit 99.3.

On December 12, 2008, the Board approved a Charter for the Corporate Governance and Nominating Committee of the Board (the “Nominating Charter”). The Nominating Charter is attached hereto as Exhibit 99.4.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

99.1	Code of Business Conduct and Ethics.
99.2	Charter for the Audit Committee of the Board of Directors.
99.3	Charter for the Compensation Committee of the Board of Directors.
99.4	Charter for the Corporate Governance and Nominating Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2008

Fresh Ideas Media, Inc.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Code of Business Conduct and Ethics.
99.2	Charter for the Audit Committee of the Board of Directors.
99.3	Charter for the Compensation Committee of the Board of Directors.
99.4	Charter for the Corporate Governance and Nominating Committee of the Board of Directors.